Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Applied Genetic Technologies Corporation (the “Company”) for the period ended September 30, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company hereby certifies, pursuant to 18 U.S.C. Section 1350, that to her or his knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 12, 2019	By:	/s/ Susan B. Washer
Susan B. Washer President and Chief Executive Officer (Principal Executive Officer)

Date: November 12, 2019	By:	/s/ William A. Sullivan
William A. Sullivan Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Applied Genetic Technologies Corporation and will be retained by Applied Genetic Technologies Corporation and furnished to the Securities and Exchange Commission or its staff upon request.